Exhibit 10.30

CHRYSLER GROUP LLC

RESTRICTED STOCK UNIT PLAN

Section 1. Creation and Purpose

(a) Creation of the RSU Plan. The Compensation and Leadership Development Committee of the Board (the “Committee”) of the Board of Directors (the “Board”) of Chrysler Group LLC (the “Company”) established the Chrysler Group LLC Restricted Stock Unit Plan (the “RSU Plan”) effective as of November 12, 2009.

(b) Purpose of the RSU Plan. The purpose of the RSU Plan is to align the interests of the Company’s executive officers and key employees with the interests of the Company’s equity security holders and to provide such executive officers and key employees an increased financial reward opportunity for achieving critical corporate objectives and a successful turnaround of the Company. The RSU Plan is designed to provide compensation that is tied to the value of the equity securities of the Company by the grant of Restricted Stock Units (“RSUs”). RSUs represent the contractual right to receive payments based on the value of the equity securities of the Company, subject to the terms and conditions of the RSU Plan and any documentation evidencing such RSUs (such document, a form of which is attached at Annex A, shall be referred to herein as an “Award Notice”).

(c) Special Master Oversight. The RSU Plan is intended to comply and shall be administered in a manner that complies with the limitations and restrictions imposed by Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the regulations and other guidance promulgated by the United States Department of Treasury thereunder (“TARP”). Accordingly, and notwithstanding anything in the RSU Plan or any Award Notice to the contrary, to the extent mandated by Section 111 of TARP and/or the United States Department of the Treasury’s Office of the Special Master for TARP Executive Compensation (the “Special Master”), compensation payable under the RSU Plan shall be subject to the approval of the Special Master. Compensation that is not permitted to be paid or accrued under TARP shall not be paid or accrued under the RSU Plan. No individual shall have any right or claim against the Company for any benefits or compensation that the Company, in its discretion, determines is not payable or cannot be accrued under the RSU Plan as a result of compliance with TARP.

Section 2. Administration

(a) Administration. The Committee shall be responsible for the administration of the RSU Plan.

(i) Any RSUs granted by the Committee may be subject to such conditions, not inconsistent with the terms of the RSU Plan, as the Committee shall determine, in its sole discretion.

(ii) The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the RSU Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company and/or its equity security holders, to interpret the RSU Plan and to make all other determinations necessary or advisable for the administration and interpretation of the RSU Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the RSU Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

(iii) The Committee may consult with legal counsel and other advisors, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall have sole discretion to determine which legal counsel and other advisors to retain.

(b) Delegation. The Committee may delegate its authority to officers or managers of the Company, subject to such terms as the Committee shall determine.

Section 3. Restricted Stock Units in General

(a) In General. Prior to the occurrence of a “Chrysler IPO” as defined in the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated June 10, 2009 (as the same may be amended from time to time, the “Operating Agreement”), each RSU granted under the RSU Plan shall represent a contractual right to receive a payment in an amount equal to the Fair Market Value (as described in Section 7) of one Chrysler Unit. For purposes of the RSU Plan, a “Chrysler Unit” means 1/600 of a “Class A Membership Interest” (as defined in the Operating Agreement) on a fully diluted basis and assuming the conversion of outstanding “Class B Membership Interests” (as defined in the Operating Agreement).

(b) Adjustment in Capitalization. In the event of an adjustment in the capitalization of the Company (including, without limitation, a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of equity securities, warrants or rights offering to purchase equity securities at a price substantially below fair market value, or other similar corporate event affects the equity securities of the Company) or a distribution to the equity security holders of the Company such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under the RSU Plan to the holders of outstanding RSUs, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of equity securities which thereafter relate to RSUs that may be granted under the RSU Plan, (ii) the number and kind of equity securities underlying outstanding RSUs, (iii) the factors and manner by which the value of the RSUs are determined, (iv) and any other affected term or condition of the RSU Plan and/or outstanding RSUs.

(c) Adjustment in the Event of a Chrysler IPO. Without limiting the generality of Section 3(b), in the event of a Chrysler IPO, each RSU shall be equitably converted, as determined by the Committee, into restricted stock units of the publicly-held company.

Section 4. Grant of Restricted Stock Units

(a) Grant of RSUs. The Chief Executive Officer of the Company (the “CEO”) may select, subject to the approval of the Committee, the executive officers and employees who are to be granted RSUs (the executive officers and employees to whom RSUs are granted are referred to in the RSU Plan as “Participants”). The CEO, subject to the approval of the Committee, shall determine the number of RSUs to be granted to each Participant and the other terms and conditions applicable to such RSUs, provided that such other terms and conditions are not inconsistent with the RSU Plan.

(b) Compliance with TARP. RSUs granted to Participants are intended to be “long-term incentive compensation” within the meaning of TARP and shall be granted in accordance with the applicable exception provided under Section 111 of TARP.

(c) Crediting of RSU Account. The Company shall maintain one or more notional account(s) on behalf of each Participant (the “RSU Account”). The number of RSUs granted to each Participant shall be credited to the Participant’s RSU Account.

(d) Distributions. Participants’ RSU Accounts shall also be credited with additional RSUs equal to the value of the notional distributions that would have been received by the Participants (other than distributions made solely in respect of the Members’ “Tax Amount” as set forth in Section 4.4(b) of the Operating Agreement (or any successor provision of the Operating Agreement)), if (i) the Participants held the same equity securities underlying the RSUs then credited to the Participants’ RSU Accounts and (ii) the participants in the Company’s Directors’ Restricted Stock Unit Plan and the Company’s Deferred Phantom Share Plan held the same equity securities underlying the awards then credited to the participants’ accounts in such plans. The number of RSUs so credited shall equal the amount of such notional distributions divided by the Fair Market Value of a Chrysler Unit, based on the most recently completed valuation of Fair Market Value or, if the Committee deems necessary or appropriate, on the next valuation of Fair Market Value. Any additional RSUs credited to the RSU Account of a Participant shall, as of the date so credited, be treated for all purposes of the RSU Plan (including, without limitation, the provisions of the RSU Plan pertaining to the payment of amounts from the Participant’s RSU Account, the crediting of future distributions, and the vesting of RSUs) as though part of the grant of RSUs to which such distributions relate.

(e) Chrysler IPO. No RSUs shall be granted under the RSU Plan on or after the occurrence of a Chrysler IPO.

Section 5. Vesting Conditions

(a) In General. A Participant’s right to payment with respect to any RSU granted under the RSU Plan shall be subject to forfeiture to the extent required by TARP and/or the Special Master. Subject to the immediately preceding sentence, unless otherwise determined by the Committee and set forth in the applicable Award Notice, and except as provided in Section 5(b) or Section 5(c) below, (i) 25% of the RSUs (the “Service RSUs”) granted to a Participant shall become vested if the Participant is continuously employed through the third anniversary of the grant date and the applicable specified, objective performance criteria that have been developed and reviewed in consultation with the Special Master have been achieved and (ii) 75% of the RSUs (the “IPO RSUs”) granted to a Participant shall become vested if the Participant is continuously employed through the later of (x) the third anniversary of the grant date and (y) the date on which a Chrysler IPO occurs. The date on which an RSU would vest, subject to the satisfaction of the vesting conditions applicable to such RSU, is referred to in the RSU Plan as the “Vesting Date.” RSUs that are not yet vested are referred to in the RSU Plan as “Unvested RSUs.” RSUs that become vested as of a Vesting Date are referred to in the RSU Plan as “Vested” RSUs.

(b) Death or Disability. Unless otherwise determined by the Committee and set forth in the applicable Award Notice, in the event of a Participant’s death or Disability, all of the Participant’s Unvested RSUs shall be deemed to be Vested RSUs as of the date on which the Participant dies or becomes disabled. For purposes of the RSU Plan, “Disability” means the “disability” within the meaning of the applicable long-term disability program of the Company.

(c) Retirement. Unless otherwise determined by the Committee and set forth in the applicable Award Notice, in the event of a Participant’s Retirement prior to the third anniversary of the grant date, the Participant shall forfeit all Unvested RSUs. Unless otherwise determined by the Committee and set forth in the applicable Award Notice, in the event of a Participant’s Retirement on or after the third anniversary of the grant date, the Participant shall vest as to a portion of the IPO RSUs based on a fraction, the numerator of which is the number of days between the grant date and the date of the Participant’s Retirement, and the denominator of which is the number of days between the grant date and the date on which the Chrysler IPO occurs; provided, however, that no portion of the IPO RSUs shall become vested if the Chrysler IPO does not occur on or before June 10, 2017. For purposes of the RSU Plan, “Retirement” means, unless another definition is incorporated into the applicable Award Notice, a termination of the Participant’s employment at or after the date the Participant (i) reaches age 55 and (ii) has completed at least 10 years of service. For the avoidance of doubt, the Vesting Date of any IPO RSUs that become vested under this Section 5(c) shall be the date on which the Chrysler IPO occurs.

(d) Termination of Employment for Any Other Reason. If, prior to the applicable Vesting Date, a Participant’s employment terminates for any reason other than as set forth in Section 5(b) or Section 5(c), the Unvested RSUs then held by such Participant shall be forfeited without payment as of the date the Participant’s employment terminates.

(e) Accelerated Vesting. The Committee may, in its discretion, accelerate the vesting of any RSUs granted under the RSU Plan, to the extent not prohibited by TARP or the Special Master.

Section 6. Payment

(a) Payment Date. Payment shall in all events be made in compliance with TARP and, to the extent applicable, with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Except as provided in Section 6(b) below, unless the Committee shall otherwise determine and set forth in the applicable Award Notice, (i) an amount equal to the Fair Market Value of the Chrysler Units underlying the Vested Service RSUs credited to a Participant’s RSU Account shall be paid to the Participant during the calendar year in which the fourth anniversary of the grant date occurs and (ii) an amount equal to the Fair Market Value of the Chrysler Units underlying the Vested IPO RSUs shall be paid on or as soon as practicable after the applicable Vesting Date, but in no event later than March 15 of the calendar year next following the calendar year in which the Vesting Date occurs. Vested RSUs that become payable under this Section 6(a) are deemed to be in “Payment Status.”

(b) Overriding Payment Rule to Comply With TARP. Section 111 of TARP prohibits payment in respect of RSUs at any time earlier than permitted under the following schedule (except as necessary to reflect a merger or acquisition of the Company): (i) 25% of the RSUs granted may be settled at the time of repayment of 25% of the aggregate financial assistance received by the Company under TARP; (ii) an additional 25% of the RSUs granted (for an aggregate total of 50% of the RSUs granted) may be settled at the time of repayment of 50% of the aggregate financial assistance received by the Company under TARP; (iii) an additional 25% of the RSUs granted (for an aggregate total of 75% of the RSUs granted) may be settled at the time of repayment of 75% of the aggregate financial assistance received by the Company under TARP; and (iv) the remainder of the RSUs granted may be settled at the time of repayment of 100% of the aggregate financial assistance received by the Company under TARP. Under TARP, the delay of payment in accordance with the schedule set forth in the immediately preceding sentence will not result in a failure to comply with the requirements of Section 409A of the Code and will not result in a payment that otherwise would have been a short-term deferral being treated as a payment of deferred compensation, so long as the payment is made promptly following the first date upon which the payment could be made under the above schedule. Accordingly, if payment is delayed pursuant to Section 111 of TARP, the Fair Market Value of the Chrysler Units underlying Vested RSUs in Payment Status shall be paid promptly following the first date upon which the payment could be made under TARP (for the avoidance of doubt, amounts that are in Payment Status shall be paid in the order in which they became payable).

(c) Form of Payment. Prior to a Chrysler IPO, all payments under the RSU Plan shall be in the form of cash. On or after a Chrysler IPO, in the Company’s sole discretion, payments shall be in the form of cash or shares of the Company’s publicly traded stock.

Section 7. Valuation. The Fair Market Value of a Chrysler Unit shall be determined by the Committee in good faith and pursuant to a consistent methodology based on the valuation of the Company (such valuation to be determined at least annually). In determining the value of the Company, the Company may consult with investment bankers, auditors, valuation experts and other advisors, and shall not incur any liability for any action taken in good faith in reliance upon the advice of such advisors.

Section 8. Amendment and Termination. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the RSU Plan and any Award Notice; provided, however, that (i) no such alteration, amendment, suspension or termination shall affect adversely any then outstanding RSUs without the consent of the adversely affected Participant, and (ii) no such alteration, amendment, suspension or termination shall be inconsistent with the applicable provisions of TARP.

Section 9. Miscellaneous Provisions

(a) Nontransferability of Awards. No RSUs granted under the RSU Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

(b) No Guarantee of Employment or Participation. Nothing in the RSU Plan shall interfere with or limit in any way the right of the Company or any affiliate of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any such affiliate. No executive officer or employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future RSUs.

(c) Tax Withholding. The Company or any affiliate of the Company shall have the power to withhold, or require a Participant to remit to the Company or such affiliate promptly upon notification of the amount due, an amount (in cash or other compensation payable to the Participant) sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any RSU and the Company or such affiliate may defer payment of cash or issuance or delivery of property until such requirements are satisfied.

(d) Governing Law. The RSU Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Michigan, regardless of the law that might be applied under principles of conflict of laws.

(e) Freedom of Action. Nothing in the RSU Plan or any agreement entered into pursuant to the RSU Plan shall be construed as limiting or preventing the Company or any affiliate of the Company from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

(f) Unfunded Plan; RSU Plan Not Subject to ERISA. The RSU Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The RSU Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

(g) Severability of Provisions. If any provision of the RSU Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the RSU Plan shall be construed and enforced as if such provision had not been included.

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